EXHIBIT 10.12
WINDHAM INDUSTRIAL CENTER III
ROMEOVILLE, ILLINOIS
LEASE
BETWEEN
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
a New Jersey corporation,
Landlord
AND
ULTA SALON, COSMETICS & FRAGRANCE, INC.,
a Delaware corporation
Tenant

i

EXHIBITS
Exhibit A— Plan of the Premises

Exhibit B— Legal Description of the Land

Exhibit C— Form of Tenant Estoppel Letter

ii

WINDHAM INDUSTRIAL CENTER III
LEASE
     THIS LEASE (“Lease”) is entered into as of the 31st day of October, 2006, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, whose address is Two Prudential Plaza, 180 North Stetson Street, Suite 3275, Chicago, Illinois 60601 (together with its successors and assigns, “Landlord”) and ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation (together with its permitted successors and assigns, “Tenant”).
     1. FUNDAMENTAL LEASE TERMS. Certain fundamental lease terms (the “Fundamental Lease Terms”) are set forth below in this Section 1:

1.1	Building and Address:	Windham Industrial Center III
1198 Arbor Drive
Romeoville, Illinois 60446

1.2	Tenant:	ULTA SALON, COSMETICS & FRAGRANCE,
INC., a Delaware corporation

1.3	Tenant’s Current Address:	1135 Arbor Drive
Romeoville, Illinois 60446

1.4	Landlord:	The Prudential Insurance Company of America, a New Jersey corporation

1.5	Landlord’s Address:	Two Prudential Plaza
180 North Stetson Street, Suite 3275
Chicago, Illinois 60601

1.6	Premises:	Approximately 2,500 square feet of office space and 55,048 square feet of warehouse space located in the Building, as shown on the plan attached hereto and made a part hereof as Exhibit A.

1.7	Term:	February 1, 2007- April 10, 2010

1.8	Commencement Date:	February 1, 2007

1.9	Base Rent:	$225,437.20/year, $18,703.10/month

1.10	Security Deposit:	$0

1.11	Broker:	NAI Hiffman
     2. AGREEMENT TO LEASE. Landlord hereby leases to Tenant, and Tenant hereby accepts and leases from Landlord the Premises in the Building located on the real estate legally described on Exhibit B attached hereto and made a part hereof (the “Land”) for the Term. The Land, the Building and all other improvements now or hereafter located on the Land are collectively referred to herein as the “Property.”

     3. RENT. Tenant shall pay Rent (as defined below) to:
PDC PR 132803 Windham Industrial Ctr III
23237 Network Place
Chicago, Illinois 60673-1232
or to such other person or at such other place as Landlord may designate, without offsets or deductions of any kind whatsoever, at the times and in the manner hereinafter set forth. As used herein “Rent” shall mean Base Rent (as defined below), Additional Rent (as defined below) and all other amounts to be paid by Tenant to Landlord under this Lease. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.
     4. BASE RENT. The Base Rent payable for each Lease Year (as defined below) set forth in Section 1.9 shall be paid in twelve (12) equal monthly installments, paid in advance not later than the first (1st) day of each month. If the Commencement Date is other than the first (1st) day of a month, then the installment of Base Rent for such initial month shall be prorated on a per diem basis for such fractional period. Base Rent for the first full calendar month for which Base Rent shall be due shall be paid on or before the Commencement Date. As used herein, “Lease Year” shall mean each consecutive twelve (12) month period beginning with the Commencement Date, except that if the Commencement Date is other than the first (1st) day of a calendar month, then the first (1st) Lease Year shall be the period from the Commencement Date through the date twelve (12) months after the last day of the calendar month in which the Commencement Date occurs, and each subsequent Lease Year shall be the period of twelve (12) months following the last day of the prior Lease Year.
     5. ADDITIONAL RENT. In addition to paying the Base Rent specified in Section 4 hereof, Tenant shall pay as “Additional Rent” the amounts determined as set forth below in this Section 5.
     5.1 Definitions. As used in this Lease, the following terms shall have the following meanings:
     (a) “Calendar Year” shall mean the twelve (12) month period January through December of any year (or portion thereof) falling within the Term.
     (b) “Tenant’s Proportionate Share” shall be 35.27%, a percentage determined by dividing 57,548 square feet, the rentable area contained in the Premises, by 163,172 square feet, the rentable area contained in the Building. The parties acknowledge and agree that a variety of methods and standards exist for measuring the rentable area of a building or a portion thereof, and that individuals, including experts in this area, may reach different conclusions on the rentable area of a building or a portion thereof, even though such parties have based their conclusions on the same measurement methods or standards. Accordingly, in order to eliminate any ambiguity or uncertainty the parties hereby agree that the rentable areas of the Premises and the Building and such figures, and Tenant’s Proportionate Share shall not be contested by either party. Tenant’s Proportionate Share shall only be revised upon an actual change in the physical dimensions of the Premises or upon an actual reconfiguration, addition or modification to the rentable area of space leased or available for lease at the Building during the Term, each of which as Landlord may reasonably redetermine from time to time. If the Building or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Operating Expenses for only the office portion of the Building or of such development, in which event, Tenant’s Proportionate Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Building shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant’s Proportionate Share. If the Building shall be part of or shall include a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord’s managing agent, Landlord may allocate Taxes and Operating Expenses within such complex, development or group, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Operating Expenses based upon the totals of each of the same for all such buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, side-walks, elevators, loading areas, parking facilities and driveways and other appurtenances and public areas, in which event Tenant’s Proportionate Share shall be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings.
     (c) “Taxes” shall mean all real estate and personal property taxes and assessments and similar governmental charges, special or otherwise, direct or indirect, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, ad valorem taxes for Landlord’s personal property, and taxes levied or assessed by special taxing districts now or hereafter created) levied or assessed for any Calendar Year (without regard to any different fiscal year used by such government or municipal authority) upon or with respect to the Property or Landlord’s personal property used in connection with the Property that Landlord shall actually pay because of or in connection with the ownership, leasing and operation of the Property. Should any political subdivision or governmental authority having jurisdiction over the Property, impose a tax, assessment, charge or fee which Landlord shall be required to pay, either by way of substitution for such real estate taxes and ad valorem personal property taxes, or in addition to such real estate taxes and ad valorem personal property taxes, or impose an income or franchise tax or a tax on rents which may be in addition to or in substitution for a tax levied against the Property and/or Landlord’s personal property used in connection with the Property, such taxes, assessments, fees or charges shall be deemed to constitute Taxes hereunder. “Taxes” shall also include all reasonable fees and costs incurred by Landlord in connection with protesting, reducing or limiting the increase in any Taxes, regardless of whether any reduction or limitation is obtained. “Taxes” shall not include inheritance, income, transfer or franchise taxes paid by Landlord to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), other than as described above, and shall not include any taxes to be paid by Tenant under the terms of this Lease. In determining the amount of Taxes for any Calendar Year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such year if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. Except as provided in the immediately preceding sentence, all references to Taxes “for” a particular year shall be deemed to refer to Taxes levied, assessed or otherwise imposed for such year without regard to when such Taxes are payable.
     (d) “Operating Expenses” shall mean for any Calendar Year those costs or expenses of every kind and nature paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining, repairing and restoring the Property and Landlord’s personal property used in connection with the Property including, without limitation: (i) dues and other amounts payable to the Windham Lakes Business Center Owner’s Association (the “Association”), as the Property is located in the Windham Lakes Business Center (the “Park) and payments under any other easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development; (ii) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, to the extent not separately metered; (iii) the cost of fire monitoring, security and security device systems for the Building, if any; (iv) the cost of maintaining and repairing the Building and other improvements in the Property, and all systems, equipment and components thereof, including but not limited to: (A) sewer, water, mechanical, electrical, sprinkler and other utility systems and equipment, (B) heating, ventilating, and air conditioning systems and equipment, (C) the roof and structural components of the Building, (D) parking lots, driveways and sidewalks, (E) exterior lighting systems and equipment; (F) window cleaning, (G) trash removal, (H) cleaning of walks, parking facilities and building walls, (I) removal of ice and snow, (J) replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, (K) maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, (L) irrigation systems, (M) drainage facilities, (N) fences, curbs, and walkways, (O) re-paving and re- striping parking facilities, and (P) painting of Building exteriors; (v) insurance (including but not limited to, fire, extended coverage, all risk, rent loss, liability, worker’s compensation, and any other insurance carried by Landlord and applicable to the Property and not carried by tenants under any provision of their lease); (vi) deductibles paid by Landlord under the insurance policies described above; (vii) uninsured losses; (viii) management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts); (ix) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property; (x) the cost of wages, salaries and benefits of all persons at the level of property manager and below, engaged in the operation, management, maintenance and repair of the Property; (xi) accounting, legal, inspection, consulting, concierge and other services; (xii) permits, licenses and certificates necessary to operate, manage and lease the Property; (xiii) any rental (or installment purchase or financing agreements) with respect to equipment used in the operation, repair or maintenance of the Property; and (xiv) any other expense or charge which would be considered as an expense of owning, managing, operating, maintaining, repairing or restoring the Property or Landlord’s personal property used in connection therewith. Notwithstanding anything herein to the contrary, Operating Expenses shall not include: costs or other items included within the meaning of the term “Taxes”; costs of tenant alterations to tenant space; marketing costs; costs of capital improvements to the Property, except for the cost of resurfacing the Parking Areas (as hereinafter defined), driveways and sidewalks on the Property and except as provided below; depreciation charges; interest and principal payments on mortgages; real estate brokerage and leasing commissions; and any other expenditures for which Landlord has been reimbursed (other than pursuant to rent escalation or tax and operating expense reimbursement provisions in leases). Notwithstanding the foregoing, the cost of any capital improvements to the Property made after the date of this Lease that are primarily intended to reduce Operating Expenses or that are required under any laws, statutes, codes, ordinances, or governmental rules, regulations or requirements, or judicial or administrative rules, orders or decrees (collectively, “Laws”) that were not applicable to the Property at the time it was constructed, amortized over such reasonable periods as Landlord shall determine, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan rate available to Landlord on the date the cost of such improvements was incurred) shall be included in Operating Expenses. The cost of any capital improvements made in connection with resurfacing the Parking Areas, driveways and sidewalks in their entirety on the Property shall also be amortized, with interest, as provided in the immediately preceding sentence, and included in Operating Expenses. In the event the Property is not fully occupied during any Calendar Year, the variable Operating Expenses for that year may be adjusted by Landlord to reflect the Operating Expenses as though the Property were fully occupied; provided, however, that in no event shall the payments made by all tenants of the Property to Landlord for Operating Expenses exceed the actual Operating Expenses paid or incurred by Landlord in any Calendar Year. Notwithstanding anything to the contrary contained in this Section 5.1(e), Operating Expenses may include, at Landlord’s sole, but reasonable discretion, both (i) snow removal costs, and/or (ii) maintenance, repair and/or replacement costs of the parking areas for both the Property and the building directly west of and immediately adjacent to the Property (the “Adjacent Property”); provided, however, in no event shall Tenant’s Proportionate Share of the aggregate cost for (i) snow removal for the Property and the Adjacent Property; or (ii) maintenance, repair and/or replacement costs of the parking areas for both the Property and the Adjacent Property exceed Tenant’s Proportionate Share of snow removal costs for the Property or Tenant’s Proportionate Share of maintenance, repair and/or replacement costs of the Parking Areas for the Property.
     5.2 Tax Amount. Tenant shall pay to Landlord as Rent, in addition to the Base Rent and the Operating Expense Amount (as defined below), an amount (the “Tax Amount”) equal to Tenant’s Proportionate Share multiplied by the amount of Taxes for each Calendar Year. Tenant shall pay to Landlord the Tax Amount with respect to each Calendar Year in monthly installments, at the same time and place as Base Rent is to be paid, in an amount estimated from time to time by Landlord by a written notice to Tenant (the “Estimated Tax Payments”). Landlord shall deliver to Tenant as soon as practical after the close of each Calendar Year (including the Calendar Year in which this Lease terminates) a statement showing the amount of the Taxes for such Calendar Year and the Tax Amount. Tenant hereby acknowledges that Landlord will not be able to deliver such statement until Landlord receives the real estate tax bills for each Calendar Year, which bills are currently received six (6) to nine (9) months after the end of each Calendar Year. If the Estimated Tax Payments paid by Tenant during any Calendar Year are less than the Tax Amount for such Calendar Year, Tenant shall pay any deficiency to Landlord as shown by such statement within fifteen (15) days after receipt of such statement. If the Estimated Tax Payments paid by Tenant during any Calendar Year exceed the Tax Amount due from Tenant for such Calendar Year, such excess shall be credited against payments of Rent next due hereunder. If no such payments are next due, such excess shall be refunded by Landlord. Landlord’s failure to deliver an annual statement of the Taxes for any Calendar Year shall not constitute a waiver or release of, or relieve Tenant from, its obligations under this Subsection. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Proportionate Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant’s fixtures, furnishings, equipment and personal property located in the Premises, and any Alterations. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation, showing the amount of such impositions applicable to Tenant’s property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.
     5.3 Operating Expense Amount. Tenant shall pay to Landlord as Rent, in addition to the Base Rent and the Tax Amount, an amount (the “Operating Expense Amount”) equal to Tenant’s Proportionate Share multiplied by the amount of Operating Expenses for each Calendar Year. Tenant shall pay to Landlord the Operating Expense Amount with respect to each Calendar Year in monthly installments, at the same time and place as Base Rent is to be paid, in an amount estimated from time to time by Landlord by a written notice to Tenant (the “Estimated Operating Expense Payments”). Landlord shall deliver to Tenant as soon as practical after the close of each Calendar Year (including the Calendar Year in which this Lease terminates) a statement showing the amount of the Operating Expenses for such Calendar Year and the Operating Expense Amount. If the Estimated Operating Expense Payments paid by Tenant during any Calendar Year are less than the Operating Expense Amount for such Calendar Year, Tenant shall pay any deficiency to Landlord as shown by such statement within fifteen (15) days after receipt of such statement. If the Estimated Operating Expense Payments paid by Tenant during any Calendar Year exceed the Operating Expense Amount due from Tenant for such Calendar Year, such excess shall be credited against payments of Rent next due hereunder. If no such payments are next due, such excess shall be refunded by Landlord. Landlord’s failure to deliver an annual statement of the Operating Expenses for any Calendar Year shall not constitute a waiver or release of, or relieve Tenant from, its obligations under this Subsection.
     5.4 Survival. Without limiting any other obligations of Tenant which shall survive the expiration of the Term or a termination of Tenant’s right of possession, the obligations of Tenant to pay the Additional Rent provided for in this Section 5 shall survive the expiration of the Term or a termination of Tenant’s right of possession.
     6. SERVICES.
     6.1 Services Furnished by Landlord. As long as Tenant is not in default under this Lease, Landlord shall furnish the following services:
     (a) Repairs and maintenance (and if necessary, replacements) of air conditioning and heating units providing service to the Premises. Notwithstanding anything contained herein to the contrary, if any repairs, maintenance or replacements are necessitated by the act or neglect of Tenant, its agents, servants or employees, then the cost thereof shall be billed directly to Tenant, and Tenant shall pay Landlord therefor within fifteen (15) days after receiving such bill. Landlord shall not otherwise be responsible for the operation of air conditioning and heating units serving the Premises or the costs thereof, the parties acknowledging that the use and operation of such units shall be within the sole control of Tenant. Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor.
     (b) Domestic Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property. In the event that Tenant uses or requires a materially greater amount of water or refuse disposal service than the usual and ordinary office use of either of such services, then Landlord may bill Tenant for the additional cost of such increased use and for the cost of determining the amount of such increased use, and Tenant shall pay Landlord for such costs as Rent within fifteen (15) days after receiving such bill. If as of the Commencement Date, water service is not separately metered for the Premises, Landlord reserves the right to install separate meters for the Premises at Tenant’s cost.
     (c) Exterior window washing of all windows in the Premises, weather permitting, at intervals to be reasonably determined by Landlord.
     (d) Refuse disposal service in common with other tenants.
     6.2 Utilities. Landlord shall arrange with the public utility companies and/or municipality providing the Building with electricity and natural gas service for the supply of such services to the Premises. Such services shall be separately metered to the Premises, and Tenant shall pay for the cost of any meter required in connection therewith. Tenant shall pay the public utility companies and/or municipality directly for any services provided and separately metered to the Premises. Tenant shall bear the cost of maintaining light fixtures and replacing bulbs, tubes, ballasts and similar items in the Premises.
     6.3 No Other Services. Landlord shall not be obligated to provide any services other than those expressly set forth above in this Section. Landlord does not warrant that any of the services described in this Section 6 will be free from interruptions caused by repairs, improvements or alterations of equipment, or by war, insurrection, civil commotion, acts of God or governmental action, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond Landlord’s reasonable control. None of such interruptions shall be deemed an eviction (constructive or actual) or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.
     7. SECURITY DEPOSIT. [INTENTIONALLY DELETED]
     8. USE. Tenant shall use and occupy the Premises for general office, warehouse and distribution purposes and for no other purpose, unless otherwise expressly agreed in writing by Landlord. Notwithstanding the foregoing, Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied contrary to or in violation of any Laws or any covenant, condition or restriction of record, or in any manner that would: (i) cause structural injury to the Premises or the Building; (ii) invalidate any insurance policy affecting the Premises or the Building; (iii) increase the amount of premiums for any insurance policy affecting the Premises or the Building; (iv) affect any certificate of occupancy affecting the Premises or the Building; (v) or may be dangerous to persons or property; (vi) create a nuisance, or disturb any other occupant of the Building; or (vii) injure the reputation of the Property or of Landlord.
     9. CONDITION OF PREMISES. Landlord shall perform the following work in the Premises: (i) reduce the office space existing in the Premises to 2,500 square feet, including general office area, lunchroom and bathrooms, (ii) re-paint and re-carpet the remaining office space as required, using Building standard materials, (iii) leave the existing vestibule in place at the northwest corner entrance to the Premises, (iv) at Tenant’s election, either (a) relocate 400 amp electrical service to the Premises, or (b) provide controls for lighting within the Premises and provide Tenant and credit against Base Rent in the amount of $5,000, and (v) apply a “frost” coating to the existing windows that would otherwise permit the inside of the Premise to be seen from the outside. Tenant’s taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good, clean and sanitary order, repair and condition satisfactory to Tenant and at such time free from defects. No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building has been made by Landlord to Tenant other than as may be expressly set forth in this Lease.
     10. EARLY POSSESSION. Landlord acknowledges and agrees that Tenant may take possession of all or any part of the Premises on prior to January 1, 2007 in order to undertake improvements to the Premises at its sole cost and expense and in accordance with the provisions of this Lease (including but not limited to Section 12). If Tenant does so take possession of all or any part of the Premises prior to the Commencement Date, all of the covenants and conditions of this Lease shall be binding upon the parties hereto the same as if the Commencement Date had been fixed as of the date when Tenant took such possession, except that Tenant shall not be responsible for the payment of Base Rent or Additional Rent for any period prior to the Commencement Date. Notwithstanding the foregoing, Tenant shall be responsible for the payment of all costs and expenses relating to utility services being provided to the Premises after Landlord has delivered possession of all or any part of the Premises to Tenant.
     11. ASSIGNMENT AND SUBLETTING.
     11.1 Prohibitions. Tenant shall not, without the prior written consent of Landlord, undertake any of the following (collectively, a “Transfer”): (a) assign, convey or mortgage this Lease or any interest hereunder; (b) permit any assignment of, or lien upon this Lease or Tenant’s interest herein by operation of law or otherwise; (c) sublet the Premises or any part thereof; or (d) permit the use of the Premises by any parties other than Tenant, its agents and employees. Any Transfer attempted to be made without complying with this Section 11 shall at Landlord’s option be null, void and of no effect and shall constitute a default under this Lease. Neither a Transfer to any party (including but not limited to any affiliates or subsidiaries), nor Landlord’s consent to any other Transfer, nor Landlord’s election to accept any assignee, sublessee or transferee as Tenant hereunder shall release the original Tenant from any covenant or obligation under this Lease. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to consent to any future Transfer.
     11.2 Notice to Landlord. Tenant shall give Landlord written notice of any proposed Transfer (including, without limitation, a proposed Transfer to an affiliate or subsidiary) at least forty-five (45) days prior to the effective date of such proposed Transfer. Such written notice shall include: (a) the name and address of the proposed assignee, sublessee or transferee (a “Transferee”), and whether the proposed Transferee is an Affiliate (as defined below), (b) the proposed effective date (which shall not be less than 45 nor more than 180 days after Tenant’s notice), (c) the portion of the Premises subject to the proposed Transfer (the “Subject Space”), (d) except if Tenant makes a Transfer to an Affiliate, the terms of the proposed Transfer and the consideration therefor, (e) except if Tenant makes a Transfer to an Affiliate, a copy of all documentation pertaining to the proposed Transfer, (f) except if Tenant makes a Transfer to an Affiliate, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (g) except if Tenant makes a Transfer to an Affiliate, any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (h) except if Tenant makes a Transfer to an Affiliate, such other information as Landlord may reasonably require. The term “Affiliate” in this Lease shall mean an entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Tenant. For purposes of this definition, the term “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.
     11.3 Approval. Landlord will not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant’s notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Laws for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the proposed Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, or would be a significantly less prestigious occupant of the Property than Tenant, (ii) the proposed Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the proposed Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the proposed Transferee is either a governmental authority (or agency or instrumentality thereof) or a current tenant or occupant of the Property, (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) an uncured event of default under this Lease shall exist at the time Tenant requests consent to the proposed Transfer, or (vii) any such transfer will cause a violation of ERISA (as defined below) or other applicable state statutes regulating investments by or fiduciary obligations with respect to “governmental plans.” Notwithstanding the foregoing, Tenant shall have the right to make a Transfer of this Lease to an Affiliate without Landlord’s prior consent; provided that such Transfer shall otherwise be subject to the terms and conditions of Section 11.2 and Section 11.4.
     11.4 Terms of Consent. If Landlord consents to a Transfer, or if Tenant makes a Transfer to an Affiliate: (a) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (b) such consent (if required) shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to the original Tenant and its Affiliates, (d) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant from liability under this Lease, (e) except if Tenant makes a Transfer to an Affiliate, Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (f) except if Tenant makes a Transfer to an Affiliate, Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any profits Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the profits derived by Tenant from any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than 2%, Tenant shall pay Landlord’s costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. In the event of default, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.
     11.5 Sharing of Profits. Without limitation of any other provision hereof, should Tenant propose to Transfer to any Transferee other than an Affiliate, Landlord may condition its consent to the Transfer on the condition that fifty percent (50%) of the profit derived by Tenant from the Transfer be paid by Tenant to Landlord as Rent. For purposes of Subsections 11.4 and 11.5, “profits” shall mean the amount of any and all consideration received by Tenant in connection with such Transfer, minus the amount of Base Rent and Additional Rent to be paid by Tenant under this Lease for the portion of the Term and the Subject Space, minus all reasonable, out-of-pocket costs actually incurred by Tenant in connection with such Transfer (including leasing commissions, advertising expenses, costs of alterations or improvements to the Premises approved by Landlord in accordance with this Lease, and attorney’s fees).
     11.6 Transfer of Ownership Interests in Tenant. For purposes of this Lease, the term “Transfer” shall also include any one of the following events if and only if Tenant does not maintain substantially the same (or better) net worth and remain in substantially the same (or better) financial condition upon and after such event: (a) the direct or indirect sale or other transfer of an aggregate of 50% or more of the voting or ownership interests of Tenant, (b) the sale, mortgage, hypothecation or pledge of an aggregate of 50% or more of Tenant’s net assets, or (c) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or the dissolution of the partnership. Notwithstanding anything to the contrary in this Lease, any transfer of ownership interests in Tenant shall not be permitted hereunder, shall at Landlord’s option be null, void and of no effect and shall constitute a default under this Lease if such transfer would cause any of the representations and warranties made by Tenant in Section 26.2 below to be inaccurate or incorrect at any time. Tenant shall indemnify, defend and hold the Landlord Parties (as defined below) harmless from all claims, causes of action, liabilities, losses, costs, damages, liens and expenses related to any transfer of ownership interests in Tenant that may cause any of the representations and warranties made by Tenant in Section 26.2 below to be inaccurate or incorrect at any time. Notwithstanding anything in this Lease to the contrary, a transfer of the share or other interests of Tenant or an Affiliate of Tenant whose outstanding voting stock is listed on a national stock exchange regulated by the U.S. Securities and Exchange Commission shall not be deemed to be a Transfer.
     11.7 Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises (both as reasonably determined by Landlord), this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.
     11.8 Landlord’s Costs. Tenant shall pay to Landlord as Rent hereunder, all costs and expenses (including, without limitation, reasonable attorneys’ fees) paid or incurred by Landlord in connection with any proposed assignment or subletting hereunder, regardless of whether Landlord exercises its recapture option pursuant to Subsection 11.7 hereof or withholds or grants its consent to such assignment or subletting in accordance with the terms and conditions of this Section 11.
     12. REPAIRS AND ALTERATIONS.
     12.1 Tenant’s Repair Obligations. Tenant shall, at its own expense, keep and maintain the Premises in good and sanitary condition, working order and repair during the Term. Tenant shall promptly and adequately repair all damage to the Premises and restore, replace or repair all damaged or broken glass, carpet, wall-covering, doors, fixtures, equipment, improvements and appurtenances; provided, however, that Tenant shall not be obligated to repair or replace the roof or any structural defects in the Premises, or the heating and air conditioning systems servicing the Premises, except to the extent that such repair or replacement are necessitated by the act or neglect of Tenant, its agents, servants or employees. In the event that any such repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not fulfill its obligations under this Subsection 12.1, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, plus an additional fifteen percent (15%) to cover Landlord’s overhead and related expenses, immediately upon written demand therefor. Landlord may enter the Premises at all reasonable times to make such repairs and replacements and any other repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment or system located in the Building. Notwithstanding anything contained herein to the contrary, if any damage to the Premises or the Property or to any equipment or system thereon (including but not limited to the roof of the Building or any heating, air conditioning and ventilation systems serving the Premises) or appurtenance thereto results from any act, omission or neglect of Tenant or of Tenant’s contractors, agents or employees, Landlord may but is not obligated to, at Landlord’s option, repair such damage, and Tenant shall reimburse Landlord immediately upon written demand for the total cost of such repairs, plus an additional fifteen percent (15%) to cover Landlord’s overhead and related expenses.
     12.2 Prohibition on Alterations. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, decorations or additions (collectively, “Alterations”) to the Premises. Landlord may, in its sole discretion, withhold its consent to any Alteration which: (i) affects the roof or structural components of the Building; (ii) affects any heating, ventilating, air conditioning, utility or mechanical systems or equipment in the Building; (iii) is visible from outside of the Premises; (iv) costs more than $10,000.00 to complete

(including all labor and material costs); or (iv) requires a building permit to perform. Except as provided in the immediately preceding sentence, Landlord shall not unreasonably withhold its consent to any Alterations. Landlord’s consent to any Alterations (including, without limitation, Landlord’s approval of Tenant’s plans, specifications or working drawings therefor), shall impose no responsibility or liability on Landlord with respect to the completeness, or design sufficiency thereof or the compliance thereof with all applicable Laws.
     12.3 Performance of Alterations. The work necessary to make any Alterations shall be done at Tenant’s sole cost and expense, by employees of or contractors employed by Landlord or, with Landlord’s prior written consent, by contractors and subcontractors arranged for by Tenant and approved by Landlord. If Alterations are, with Landlord’s consent, performed by contractors employed by Tenant, Tenant shall deliver to Landlord, for its review and approval prior to commencing any such Alterations, copies of all contracts and subcontracts related to such Alterations, and plans, working drawings and specifications necessary to perform such work. Landlord’s review of Tenant’s plans, specifications or working drawings shall impose no responsibility or liability on Landlord, and shall not constitute a representation, warranty or guarantee by Landlord, with respect to the completeness, design, sufficiency or compliance thereof with any Laws. In addition, Alterations shall be performed subject to all conditions that Landlord may impose upon Tenant and its contractors and subcontractors, including without limitation: furnishing Landlord with bonds and other security for the payment of all costs to be incurred in connection with such Alterations; insuring against liabilities which may arise out of such Alterations, as determined by Landlord; obtaining necessary licenses and permits; contractor and subcontractor lien waivers; affidavits listing all contractors, subcontractors and suppliers; use of union labor (if Landlord uses union labor); affidavits from engineers acceptable to Landlord stating that the Alterations will not adversely affect the systems and equipment or the structure of the Building; and requirements as to the manner and times in which such Alterations shall be done. All Alterations performed by Tenant or its contractors shall be done in a first-class, workmanlike manner using only new and good grades of materials and shall comply with all insurance requirements and all Laws. Tenant shall permit Landlord to supervise all Alterations, and Landlord may charge a supervising fee not to exceed: (a) ten percent (10%) of the total cost of the Alterations, including without limitation, all labor and material costs, if Tenant’s employees or contractors perform the Alterations, or (b) fifteen percent (15%) of the total cost of the Alterations, including, without limitation, all labor and material costs, if Landlord’s employees or contractors perform the Alterations. Tenant shall promptly pay to Landlord and/or to Tenant’s contractors, as the case may be, when due, the cost of all work and of all decorating required in connection with any Alterations, and all supervising fees, and if payment is made directly to Tenant’s contractors, upon completion of the Alterations, Tenant shall deliver to Landlord evidence of payment and full and final waivers of all liens for labor, services or materials. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, defend and hold Landlord and its owners and their respective officers, shareholders, directors, partners, agents and employees (collectively, the “Landlord Parties”) harmless from all claims, causes of action, liabilities, losses, costs, damages, liens and expenses related to any Alterations, whether performed by or under the direction of Landlord, and whether performed in compliance with this Section 12 or any other conditions imposed by Landlord.
     13. CERTAIN RIGHTS RESERVED BY LANDLORD. Except to the extent expressly limited herein, Landlord reserves full rights to control the Property, including but not limited to the following rights, exercisable without notice (except as expressly provided below in this Section) and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent:

     (a) To change the name or street address of the Building or the Property;
     (b) To install, affix and maintain any and all signs on the exterior of the Building, and to prescribe the location and style of the identification sign (including ground mounted sign with panels, if any), logo and/or lettering for the Premises occupied by the Tenant;
     (c) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, which approval shall not be unreasonably withheld or delayed so long as any such window covering does not violate any Laws or Association rules, and to control all internal lighting that may be visible from the exterior of the Premises;
     (d) To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term and, if vacated during such year, to prepare the Premises for re-occupancy, and to show the Premises to current and prospective insurers, brokers, purchasers and lenders of the Building at reasonable hours upon reasonable prior verbal notice at any time during the Term;
     (e) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Landlord agrees to use all commercially reasonable efforts not to disturb or interfere with Tenant’s use of the Premise. No locks shall be changed without the prior written consent of Landlord;
     (f) To decorate or maintain or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Property or the Building, or any part of any thereof, and for such purposes to enter upon the Premises upon reasonable prior verbal notice (except in an emergency, in which case no notice shall be necessary), and, during the continuance of any such work, to take into and upon or through the Premises all materials required to make such decorations, repairs, maintenance, alterations or improvements, to erect scaffolding and other structures as may be reasonably required, to close roads, drives, doors, entryways, public space and corridors in the Property or the Building on a temporary basis, and to interrupt or suspend temporarily Building services and facilities, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible;
     (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it;
     (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Property, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein;
     (i) To approve the location of fixtures, equipment and other articles of personal property in and about the Premises and the Building so as not to exceed the legal live load;
     (j) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises, except for vending or dispensing machines for the sole use of Tenant and its employees;

     (k) To issue rules and regulations, from time to time, governing the use of the Parking Areas (as defined below); and
     (l) To limit or prevent access to the Property or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.
     14. COVENANT AGAINST LIENS. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Property, the Building or the Premises in connection with any work or Alterations on or respecting the Premises not performed by or at the request of Landlord, and Tenant shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys’ fees) arising out of the same or in connection therewith. In the case of any such lien attaching, Tenant shall pay off and remove or bond over any such lien to Landlord’s satisfaction within fifteen (15) days after the filing thereof. If any such lien attaches, and Tenant falls to remove or bond over such lien within said fifteen (15) day period, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien without being responsible for making an investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed Rent hereunder, payable immediately upon demand. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of Laws or otherwise, to attach to or be placed upon Landlord’s title or interest in the Property, the Building or the Premises, and any such claim to a lien or encumbrance shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises, and shall in all respects be subordinate to Landlord’s title to the Property and Premises. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work or Alterations on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.
     15. WAIVERS AND INDEMNITIES.
     15.1 Waiver.
     (a) Except to the extent Landlord expressly indemnifies Tenant in accordance with Section 15.2 or otherwise expressly provides any other rights, indemnities or remedies for the benefit of Tenant under this Lease, Tenant waives all claims it may have against the Landlord Parties for any damage either to person or property or loss of business due to the Property, the Premises or any part of any thereof or any appurtenances thereto or improvements thereon not being in good condition or becoming out of repair, or due to the happening of any accident in or about the Property or the Premises or due to any act or neglect of Tenant or any tenant or occupant of the Property, or of any other person, including the Landlord Parties. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, faucets and plumbing fixtures, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all Tenant’s property upon the Premises or the Property shall be there at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof.

     (b) Except to the extent Tenant expressly indemnifies Landlord in accordance with Section 15.2 or otherwise expressly provides any other rights, indemnities or remedies for the benefit of Landlord under this Lease, Landlord waives all claims it may have against Tenant for any damage either to person or property or loss of business due to the Property, the Premises or any part of any thereof or any appurtenances thereto or improvements thereon not being in good condition or becoming out of repair, or due to the happening of any accident in or about the Property or the Premises or due to any act or neglect of Landlord or any tenant or occupant of the Property, or of any other person, including the Landlord Parties.
     15.2 Indemnification.
     (a) Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, and subject to the waiver of subrogation provided in accordance with Section 18.1 below, Tenant hereby agrees to indemnify, defend and hold harmless the Landlord Parties from and against any claims or liability for damage to person or property (or for loss or misappropriation of property) occurring in or on the Property or the Premises, arising from any breach or default on the part of Tenant under this Lease, or from any act or omission of Tenant or any employee, agent, servant, invitee or contractor of Tenant, or from Tenant’s operations or activities on or use of the Property or the Premises, and from any cost relating thereto (including, without limitation, attorneys’ fees), but only to the extent not covered by Landlord’s insurance and expressly excluding any consequential or special damages.
     (b) Except to the extent caused by the negligence or willful misconduct of any of Tenant or its officers, shareholders, directors, invitees, agents or employees, and subject to the waiver of subrogation provided in accordance with Section 18.1 below, Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its officers, shareholders, directors, clients, servants, agents and employees from and against any claims or liability for damage to person or property (or for loss or misappropriation of property) and the reasonable costs relating thereto (including, without limitation, attorneys’ fees) to the extent any such damage, injury or death is the result of the negligence or willful misconduct of any of the Landlord Parties, but only to the extent not covered by Tenant’s insurance and expressly excluding any consequential or special damages.
     15.3 Waiver of Notice. Except for any notices expressly provided for in this Lease, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises, and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any Laws.
     15.4 No Implicit Waivers. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice of the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
     16. DEFAULTS AND LANDLORD’S REMEDIES.
     16.1 Defaults. It shall be a “default” or “event of default” under this Lease if: (i) Tenant fails to pay, when due, Rent or any installment thereof or any other sum required to be paid by Tenant under this Lease (including any required replenishment of the Security Deposit), and such failure continues for more than five (5) days after written notice; (ii) any guarantor or surety (“Guarantor”) of Tenant’s obligations under this Lease fails to pay, when due, any sum required to be paid by such Guarantor under any guaranty or surety agreement (“Guaranty”) that Landlord may have required in connection with this Lease, and such failure continues for more than five (5) days after written notice; (iii) Tenant or any Guarantor fails to observe or perform any of the covenants, conditions or obligations not relating to the payment of Rent or other sums that Tenant or such Guarantor is required to observe or perform under this Lease or any Guaranty, respectively, and such failure continues for more than thirty (30) days after notice thereof to Tenant (unless such failure shall give rise to an emergency or hazardous condition requiring an immediate cure, in which case, no notice is necessary and no cure period shall be allowed); provided, however, that Landlord shall not be entitled to exercise its remedies on account of any default described in this clause (iii) if (a) such default cannot reasonably be cured within thirty (30) days, (b) Tenant or any Guarantor commences to cure such default within said thirty (30) day period and thereafter diligently and continuously proceeds with such cure, and (c) Tenant or any Guarantor cures such default within a reasonable period of time not to exceed sixty (60) days after Landlord’s notice of such default; (iv) the interest of Tenant in this Lease is levied on under execution or other legal process; (v) an Event of Bankruptcy (as defined below) occurs; (vi) Tenant or any Guarantor dissolves or ceases to exist; (vii) Tenant shall attempt to effect a Transfer in violation of Section 11 hereof; or (viii) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer. For purposes of this Lease, an “Event of Bankruptcy” means the occurrence of any one or more of the following events or circumstances:
     (a) If Tenant or any Guarantor shall file in any court a petition in bankruptcy or insolvency or for reorganization within the meaning of the Federal Bankruptcy Code, or for arrangement within the meaning of such Code (or for reorganization or arrangement under any future bankruptcy or reform act for the same or similar relief), or for the appointment of a receiver or trustee of all or a portion of the property of Tenant or any Guarantor, or
     (b) If an involuntary petition in bankruptcy or insolvency or for reorganization within the meaning of the Federal Bankruptcy Code shall be filed against Tenant or any Guarantor, and such petition shall not be vacated or withdrawn within thirty (30) days after the date of filing thereof, or
     (c) If Tenant or any Guarantor shall make an assignment for the benefit of creditors, or
     (d) If Tenant or any Guarantor shall be adjudicated a bankrupt or shall admit in writing an inability to pay its debts as they become due, or

     (e) If a receiver shall be appointed for the property of Tenant or any Guarantor by order of a court of competent jurisdiction (except where such receiver shall be appointed in an involuntary proceeding and be withdrawn within thirty (30) days from the date of his appointment).
     16.2 Landlord’s Remedies. Upon a default under this Lease, Landlord at its option may, without notice or demand of any kind to Tenant or any Guarantor or other person, exercise any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:
     (a) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to all Rent accrued and unpaid for the period up to and including the date of termination, plus as final and liquidated damages (and not as a penalty) Landlord’s reasonable estimate of the amount of Rent that would be payable from the date of such termination through the balance of the scheduled Term, less the fair rental value of the Premises for said period (taking into consideration the time to relet the Premises, and taking into consideration and reducing said fair rental value by, the Costs of Re-Letting [as defined below]), plus any other sum of money and damages owed by Tenant to Landlord.
     (b) Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry or detainer suit, by taking peaceful possession or otherwise, without terminating this Lease. If Landlord terminates Tenant’s right of possession without terminating this Lease, Landlord shall take reasonable measures to the extent required by law, to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord. Reasonable measures shall not obligate Landlord to show the Premises before showing other space in the Building to a prospective tenant. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel, alter or otherwise improve the Premises and to relet the Premises at such rental rate (which may be higher than the rental rate then applicable under this Lease), as Landlord reasonably determines to be necessary to maximize the effective rent on reletting. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages the amount of the Rent reserved in this Lease for the balance of the Term as due hereunder. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, installations and additions and the expenses of such reletting (including all allowances, abatements and other tenant concessions required under then-existing market conditions) (collectively, the “Costs of Re-Letting”), to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph (b) from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.
     (c) Landlord may perform the obligation which is the subject of such default for the account and at the expense of Tenant. All costs incurred by Landlord in performing such obligation, plus an administrative fee equal to fifteen percent (15%) of such costs, plus all attorneys’ fees and expenses of Landlord incurred in enforcing any of the obligations of Tenant under this Lease shall become Rent hereunder and shall be due and payable by Tenant immediately on demand.
     (d) Landlord may additionally (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and (ii) sue Tenant or any Guarantor for and collect any unpaid Rent which has accrued.
     16.3 Default Interest. If any payments of Rent remain unpaid for more than five (5) days after the date when due, unless Tenant has not been in default of any monetary obligation under this Lease within the previous twelve (12) month period, such payments shall bear interest from the date when due until the date paid at a rate of interest equal to the lesser of: (i) the maximum rate of interest permitted by applicable Laws; or (ii) six percent (6%) in excess of the “prime rate” or “corporate base rate” of interest rate announced or published from time to time by a major Chicago bank selected by Landlord (the “Prime Rate”), but in no event at a rate which is more than the highest lawful rate allowable in the state of Illinois. Landlord’s right to receive such interest shall not, in any way, limit any of Landlord’s other remedies under this Lease or at law or equity.
     16.4 Late Charge. If any payment or installment of Rent owed by Tenant under this Lease is not paid when due, unless Tenant has not been in default of any monetary obligation under this Lease within the previous twelve (12) month period, in addition to the amounts due under Section 15.3 above, Tenant shall pay to Landlord to compensate it for its additional for bookkeeping and administrative expenses resulting from such late payment an amount equal to the greater of $100.00 or five percent (5%) of the amount of Rent overdue for each and every thirty (30) day period or portion thereof that such Rent remains unpaid.
     16.5 Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Laws, all rent and other consideration paid by any replacement tenants shall be applied: first, to the all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys’ fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with replacement tenants, and costs of collecting rent from replacement tenants, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Laws to redeem or reinstate this Lease.

     16.6 Landlord’s Default. If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord’s reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant under applicable Laws (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.
     17. SURRENDER OF POSSESSION.
     17.1 Condition of Premises. At the expiration or earlier termination of this Lease by lapse of time or otherwise, or upon termination of Tenant’s right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord, and shall return the Premises and all equipment and fixtures of Landlord to Landlord in as good condition as when Tenant originally took possession, ordinary wear and tear, loss or damage by fire or other insured casualty, and damage resulting from the act of Landlord or any other of its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord as Rent immediately upon demand. Except as provided below, all improvements, fixtures and other items in or upon the Premises (including without limitation all Alterations, but expressly excluding movable office furniture, trade fixtures, office equipment and other personal property belonging to Tenant that they may be removed without permanent structural damage to the Premises or the Building), whether temporary or permanent in character and whether made by Landlord or Tenant, shall become Landlord’s property and shall remain upon the Premises at the expiration or earlier termination of this Lease by lapse of time or otherwise or upon a termination of Tenant’s right of possession, without compensation to Tenant. Notwithstanding the foregoing, if within ten (10) days prior to the expiration or earlier termination of this Lease or Tenant’s right of possession thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items. If Tenant does not remove such property upon the expiration or earlier termination of this Lease, or upon the termination of Tenant’s right of possession, at Landlord’s election: (i) Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without payment or credit by Landlord, or (ii) Tenant shall be conclusively presumed to have forever abandoned such property, and without accepting title thereto, Landlord may, at Tenant’s expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof without incurring liability to Tenant or to any other person, and Tenant shall pay Landlord immediately upon demand the expenses incurred in taking such actions. Unless prohibited by applicable Laws, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant’s obligations under this Subsection 17.1 shall survive the expiration or earlier termination of the Term or a termination of Tenant’s right of possession.

     17.2 Holding Over. If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, whether by lapse of time or otherwise, or after a termination of Tenant’s right of possession, then Landlord may, at Landlord’s sole election at any time after the termination of this Lease or Tenant’s right of possession, serve written notice on Tenant that such holding over constitutes either: (i) the creation of a month-to-month tenancy upon each of the terms herein provided as may be applicable to such month-to-month tenancy, except that Tenant shall pay to Landlord Base Rent for each month or portion thereof in the amount set forth below, plus all Additional Rent (including, without limitation, the Tax Amount, the Operating Expense Amount, the Estimated Tax Payments and the Estimated Operating Expense Payments) coming due during such period, or (ii) the creation of a tenancy at sufferance upon each of the terms herein provided as may be applicable to such tenancy at sufferance, except that Tenant shall pay to Landlord a per diem rent equal to the per diem Base Rent set forth below, plus the per diem amount of all Additional Rent (including, without limitation, the Tax Amount, the Operating Expense Amount, the Estimated Tax Payments and the Estimated Operating Expense Payments). If no written notice is served by Landlord, then a tenancy at sufferance with Rent as stated in (ii) above shall have been created. The provisions of this Subsection shall not operate as a waiver by Landlord of any right of re-entry herein provided. In addition to and not in limitation of all other remedies set out in this Subsection, Tenant shall be liable for all damages (consequential as well as direct) sustained by Landlord on account of Tenant’s holding over. Base Rent payable during any holding over shall be as follows:
     (a) during the first thirty (30) days following the expiration or earlier termination of this Lease or the termination of Tenant’s right of possession, one hundred fifty percent (150%) of the Base Rent for the calendar month immediately preceding the expiration or termination date of this Lease or the termination of Tenant’s right of possession; and
     (b) from and after the thirty-first (31st) day following the expiration or earlier termination of this Lease or the termination of Tenant’s right of possession, two hundred percent (200%) of the Base Rent for the calendar month immediately preceding the expiration or termination date of this Lease or the termination of Tenant’s right of possession.
     18. INSURANCE.
     18.1 Waiver of Subrogation. Landlord and Tenant each hereby waive all claims against the other for loss of or damage to the Property or Premises or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company that has issued, or in the future may issue, to it policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.
     18.2 Tenant’s Insurance. Tenant shall carry insurance during the entire Term insuring Tenant and Landlord and their respective agents and employees, and any other parties designated by Landlord from time to time (including, without limitation, any Mortgagee [as defined below]) as their interests may appear, with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request or as any Mortgagee may from time to time request or as any Mortgagee may from time to time require, but initially Tenant shall maintain the following coverages in the following amounts:
     (a) Comprehensive or Commercial General Liability insurance, including Contractual Liability coverage of the indemnification provisions contained in this Lease and host liquor liability insurance, with limits for bodily injury or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $1,000,000 per occurrence/$3,000,000 aggregate. The coverage amounts may be provided through an umbrella or excess liability policy. The Comprehensive or Commercial General Liability policy shall include Landlord, Landlord’s management agent and any Mortgagee designated by Landlord from time to time as additional insureds on a primary and non-contributory basis to any insurance carried by Landlord, Landlord’s management agent and any Mortgagee.
     (b) Property damage insurance against “all risks” of physical loss for the full insurable replacement value of the initial build-out of the Premises, all Alterations, all Personal Property, and of all furniture, trade fixtures, equipment, business records, merchandise and all other items of Tenant’s personal property on the Premises.
     (c) Worker’s Compensation Insurance in amounts required by the State of Illinois, including Voluntary Compensation, Broad Form All States Endorsement, and employer’s liability insurance in an amount of not less than $500,000 per occurrence.
     (d) Automobile Liability Insurance with limits for bodily injury or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $1,000,000 combined single limit, including Employer’s Owned, Non-Owned and Hired Car coverage.
     18.3 Evidence of Insurance. Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates of insurance evidencing the insurance coverage required under this Section 18, and Tenant shall deliver renewals thereof to Landlord not less than thirty (30) days prior to the end of the term of such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and any Mortgagee identified by Landlord from time to time. Said certificates evidencing liability insurance shall be in the form of ACORD 25 and certificates evidencing property insurance in the form of ACORD 27.
     18.4 Landlord’s Insurance. Landlord may maintain during the Term the following insurance with such coverages and deductibles as Landlord may determine from time to time, the cost of which shall be included in “Operating Expenses”: comprehensive (or commercial) general liability insurance; worker compensation insurance as required by statute; employer’s liability insurance; fire and extended coverage or “all-risk” property damage insurance; business interruption insurance with coverage of at least twelve (12) months rent; and such other policies as Landlord shall deem appropriate or that may be required by any Mortgagee.
     19. FIRE OR CASUALTY. If the Premises or the Building (including machinery or equipment used in the operation of the Building) shall be destroyed or damaged by fire or other casualty and if the Premises or Building may be repaired and restored within two hundred seventy (270) days after such casualty, then Landlord shall repair and restore the same with reasonable promptness, but only to the extent insurance proceeds are actually made available to Landlord for purposes of repair and restoration; provided, however, that Landlord shall only be obligated to repair and restore any improvements made to the Premises to the extent that: (i) Landlord paid for the initial construction of such improvements (either directly or through an allowance granted to Tenant), and (ii) Landlord receives the insurance proceeds related to such improvements under the insurance described in clause (b) of Subsection 18.2 hereof. Tenant agrees to execute all documents and take all actions necessary to make the insurance proceeds described in clause (ii) of the immediately preceding sentence available to Landlord for the repair and restoration of the Premises. Notwithstanding anything contained herein to the contrary, if the Premises or the Building are substantially damaged or destroyed during the last twelve (12) months of the Term, either Landlord or Tenant shall have the right to terminate this Lease as of the date of the fire or other casualty by giving notice to the other within thirty (30) days after the date of the fire or casualty, in which event, Rent shall be apportioned on a per diem basis and paid to the date of such fire or casualty. Notwithstanding anything contained herein to the contrary, if in Landlord’s reasonable judgment either: (1) such damage renders the Premises untenantable in whole or in part and cannot reasonably be repaired and restored within two hundred seventy (270) days, or (2) sufficient insurance proceeds are not or will not be made available to Landlord for repair or restoration, or (3) the cost of the repairs or restoration would exceed twenty five percent (25%) of the replacement value of the Building, or (4) the nature of such work would make termination of this Lease necessary or convenient, then Landlord shall have the right to cancel and terminate this Lease as of the date of such damage upon giving notice to Tenant at any time within ninety (90) days after such damage shall have occurred. In the event any fire or casualty renders the Premises untenantable, in whole or in part, and if this Lease shall not be terminated by reason of such damage, then Base Rent shall abate during the period beginning with the date of such fire or other casualty and ending with the date when Landlord has substantially completed all repairs to the Premises required to be completed by Landlord, by an amount bearing the same ratio to the total amount of Base Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In any event, Base Rent shall only abate to the extent Landlord actually recovers rent loss insurance proceeds specifically allocated to the Base Rent due under this Lease. Landlord shall not otherwise be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from any damage or the repair thereof relating to any fire or other casualty. Tenant agrees that Landlord’s obligation to restore, and the abatement of Rent provided herein, shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Laws to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Section 19 represents the entire agreement between the parties respecting damage to the Premises or Property.
     20. CONDEMNATION. If the whole or any part of the Premises or the Building or any substantial portion of the Parking Areas shall be taken or condemned by any competent authority for any public use or purpose or if any adjacent property or street shall be condemned or improved in such a manner as to require the use of any part of the Premises or of the Building or the Parking Areas, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the right (but not the obligation) to end the Term upon the date when the possession of the part so taken shall be required for such use or purpose, and current Rent shall be apportioned as of the date of such termination. Tenant shall have no right to any apportionment of or share in any condemnation award or judgment for damages made for the taking of any part of the Premises or the Property, but may seek its own award for loss of or damage to Tenant’s business or its property resulting from such taking, provided that such an award to Tenant does not in any way diminish the award payable to Landlord on account of such taking.
     21. NOTICES.
     21.1 Addresses. All notices to be given by one party to the other under this Lease shall be in writing (except as expressly provided herein to the contrary) and shall be sent by either: (i) United States certified mail, return receipt requested, postage prepaid, (ii) national air courier service for overnight delivery, or (iii) hand delivery as follows:

(a)	To Landlord:	The Prudential Insurance Company of America
Two Prudential Plaza
180 North Stetson Street, Suite 3275
Chicago, Illinois 60601
Attention: Vice President-PRISA

	With a copy to:	PDC Properties, Inc.
One O’Hare Center
6250 N. River Road, Suite 4050
Rosemont, IL 60018
Attention: Susan Lehman
or to such other person or at such other address designated by notice sent to Tenant, and during the Term with a copy to the address to which Rent is then being paid under this Lease.

(b)	To Tenant:	Ulta Salon, Cosmetics & Fragrance, Inc.
1135 Arbor Drive
Romeoville, Illinois 60446
Attention: Senior Vice President of Real Estate
or to such other person or at such other address designated by notice sent to Landlord, and during the Term with a copy to the Premises.
     21.2 Method. Mailed notices shall be deemed to have been given two (2) business days after posting in the United States mails. Notices sent by overnight courier shall be deemed to have been given one (1) business day after delivery to the overnight courier, and notices which are hand delivered shall be deemed to have been given on the day tendered for delivery.
     22. ADDITIONAL COVENANTS OF TENANT. Tenant hereby covenants and agrees to comply with, and to cause its employees, agents, clients, customers, invitees and guests to comply with, the following provisions:
     (a) Any sign, lettering, picture, notice, or advertisement installed within the Premises or on the Property shall be installed at Tenant’s expense and in compliance with all Laws. Without obtaining Landlord’s prior, written consent (which consent may be withheld in Landlord’s sole discretion) no sign, lettering, picture, notice or advertisement may be placed on any portion of the Premises which is visible from outside the Premises or on any portion of the Property.
     (b) Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Building or the business park in which the Building is located for any purpose other than for identifying Tenant’s business address, or use any picture or likeness of the Building in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Landlord’s prior consent in writing.

     (c) Except with respect to satellite or other communication dishes or antennas as may be permitted by applicable Laws and the Park Covenants (as defined below) and as are installed: (i) in locations on the roof of the Building specified by Landlord; (ii) subject to Landlord’s reasonable size restrictions, utility and structural load requirements and screening criteria; (iii) with the use of Landlord’s roofing contractor; and (iv) subject to other reasonable requirements relating to any warranty, guaranty or service contract applicable to the roof of the Building, Tenant shall not place any radio or television antenna on the roof of the Building or on any other part of the Property other than inside the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises that may be heard outside the Premises. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors, any of which may be offensive to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere.
     (d) Tenant shall not obstruct sidewalks, roadways, Parking Areas or entrances in and about the Property. Tenant shall not place objects against doors or windows that would be unsightly from the exterior of the Building, and will promptly remove same upon notice from Landlord. Tenant shall store and dispose of refuse as directed by Landlord, including, without limitation, storing and disposing of all refuse, in a neat and clean condition so as not to be visible to members of the public and so as not to create any health or fire hazard.
     (e) Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises.
     (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning systems, and shall not adjust any controls other than room thermostats installed for Tenant’s use or take any action which could jeopardize the warranties covering the heating, ventilating or air conditioning systems. Tenant shall comply with all programs instituted by Landlord under applicable federal, state or local energy conservation standards or other governmental requirements or directives (whether mandatory or voluntary).
     (g) Door keys for doors in the Premises will be furnished on the Commencement Date by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. At the end of the Term or earlier termination of the Lease or upon a termination of Tenant’s right of possession, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises in accordance with the terms and conditions of this Lease.
     (h) Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured. In addition, the parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by applicable Laws.
     (i) Peddlers, solicitors and beggars shall be reported promptly to Landlord.
     (j) Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s permitted use of the Premises.
     (k) Tenant shall comply with all covenants, conditions and restrictions of record encumbering or relating to the Property or any portion of either thereof (including, without limitation, any declaration of covenants, conditions, restrictions and easements encumbering the Park in which the Property is located) (the “Park Covenants”), and with all rules and regulations issued from time to time by Landlord or the Association.
     (l) Tenant will not in any manner deface or injure the Property or any part of either thereof or overload the floors of the Premises.
     (m) Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes.
     (n) Tenant shall not at any time manufacture or sell, and shall not at any time permit the manufacture or sale of any spirituous, fermented, intoxicating or alcoholic liquors on the Premises or the Property. If Tenant desires to permit the use of alcoholic beverages on the Premises, it may do so only in connection with social events not generally open to the public conducted by Tenant wholly within the Premises, provided that (i) such events shall be in the ordinary course of Tenant’s business and shall not involve the sale of any food or beverages, (ii) such events shall not violate any Laws, Park Covenants or other provisions of this Lease, and shall in no event unreasonably disturb or bother other tenants or occupants of the Building, and (iii) Tenant shall in all cases obtain, or maintain in full force and effect full liquor liability insurance in the amount of Tenant’s insurance as required under Section 18.2(a) and otherwise in accordance with Section 18.1, Section 18.2 and Section 18.3.
     (o) In no event shall Tenant permit on the Property flammables or explosives or any other article of an intrinsically dangerous nature. If by reason of Tenant’s failure to comply with the provisions of this Subsection, any insurance coverage is jeopardized or insurance premiums are increased, in addition to all other rights and remedies available to Landlord upon a default by Tenant under this Lease, Landlord shall have the right to require Tenant to make immediate payment of the increased insurance premium, if any.
     (p) Tenant shall not introduce, use, handle, generate, treat, transport, store or dispose of, or permit the introduction, use, handling, generation, treatment, transportation, storage or disposal of any Hazardous Materials (as defined below) in, on, under, to, from, around or about the Premises, the Building or the Property, except for Hazardous Materials contained in products which are reasonably and customarily used in general office uses, such as photocopy machine solutions and cleaning solvents, as long as such Hazardous Materials are only used in compliance with all Laws (without the need for a special permit) and all manufacturer’s and supplier’s instructions and recommendations, and in quantities and for purposes which are reasonably and customarily used in general office uses. Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all fines, penalties, liens, suits, procedures, claims, demands, liabilities, damages (including consequential damages), actions, causes of action, costs and expenses of every kind and nature whatsoever (including, without limitation, reasonable attorneys’, engineers’, experts’ and consultants’ fees and costs of testing, monitoring, remediation, removal and cleanup), contingent or otherwise, known or unknown, incurred or imposed, arising directly or indirectly out of or in any way connected with Tenant’s breach of the covenants set forth in this Subsection 22(p) or otherwise in connection with the introduction, use, handling, generation, treatment, transportation, storage or disposal of any Hazardous Materials. Tenant’s obligations under the immediately preceding sentence shall survive the expiration or earlier termination of this Lease and a termination of Tenant’s right of possession. For purposes hereof, “Hazardous Materials” shall mean (i) substances defined as “hazardous substances”, “toxic substances” or “hazardous wastes” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C., Sec. 9061, et. seq.), the Hazardous Materials Transportation Act (49 U.S.C., Sec. 1802), the Resource Conservation and Recovery Act (42 U.S.C., Sec. 6901 et. seq.), the Toxic Substances Control Act of 1976, as amended (15 U.S.C., Sec. 2601, et. seq.) or in any other Laws now or hereafter in effect governing similar matters, or in any regulations adopted or publications promulgated pursuant thereto; (ii) asbestos and asbestos containing materials; and (iii) petroleum and petroleum based products. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises, and (iv) any matters where Tenant is required by Laws to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises.
     23. ESTOPPEL CERTIFICATES; MORTGAGE ISSUES.
     23.1 Estoppel Certificates. Tenant agrees that from time to time upon not less than ten (10) business days prior request by Landlord or any Mortgagee, Tenant will deliver to Landlord or such Mortgagee an estoppel certificate substantially in the form of Exhibit C attached hereto and made a part hereof or in such other form as Landlord or any Mortgagee may request. In the event Tenant fails or refuses to deliver any such certificate within said 10-business day period, in addition to all other rights and remedies available under this Lease, at law or in equity upon a default by Tenant under this Lease, Tenant shall be deemed to have accepted, agreed to and certified to, each of the statements set forth in any such certificate.
     23.2 Subordination and Attornment. Landlord may sell the Land and become the tenant under a ground or underlying lease of the Land and this Lease and all rights of Tenant hereunder will then be subject and subordinate to such underlying lease and any extensions or modifications thereof. This Lease and all of Tenant’s rights hereunder shall also be subject and subordinate to any mortgage or mortgages (and the liens thereof) now or at any time hereafter in force against the Building, the Land and/or the underlying leasehold estate, and to all advances made or hereafter to be made upon the security thereof. For purposes of this Lease, “Mortgagee”

shall mean the mortgagee, from time to time, under any mortgage granted by Landlord and now or hereafter encumbering the Property or any portion thereof or interest therein. Tenant shall execute such further instruments subordinating this Lease to any such mortgage or mortgages as Landlord from time to time may request. Tenant covenants and agrees that, if by reason of any default on the part of Landlord herein as tenant under said underlying lease, or as mortgagor under any mortgage to which this Lease is subject and subordinate, said underlying lease is terminated or such mortgage is foreclosed by summary proceedings, voluntary agreement or otherwise, Tenant, at the election of the landlord under said underlying lease or the Mortgagee of such mortgage, as the case may be, will attorn to and recognize such landlord or Mortgagee as the “Landlord” under this Lease. Tenant further agrees to execute and deliver at any time upon request of Landlord, any Mortgagee or any party which shall succeed to the interest of Landlord as tenant under said underlying lease, any instrument to evidence such attornment. However, in the event of attornment, no Mortgagee or any party which shall succeed to the interest of Landlord as tenant under said underlying lease shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Mortgagee or other party becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Mortgagee or other party, or (iii) bound by any future modification of this Lease not consented to by such Mortgagee or other party. Tenant waives the provision of any law now or hereafter in effect which may give to Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by landlord under said underlying lease or the Mortgagee under any such mortgage to terminate said underlying lease or foreclose such mortgage. At the election of any Mortgagee (expressed in a document signed by such Mortgagee), such Mortgagee may make all or some of Tenant’s rights and interests in this Lease superior to any mortgage held by such Mortgagee and the lien thereof. Landlord will use commercially reasonable efforts to obtain for Tenant, at Tenant’s sole cost and expense, a nondisturbance agreement from any Mortgagee of the Property.
     23.3 Notices to Mortgagees. Tenant agrees to give any Mortgagee, by United States certified mail, return receipt requested, postage prepaid, a copy of any notice of default served upon Landlord. Tenant further agrees that if Landlord shall have failed to cure such default, then such Mortgagee shall have an additional thirty (30) days within which to cure such default, and Tenant shall not pursue any remedies it may have for such default and this Lease shall not be terminated, while such cure is being diligently pursued during such period.
     23.4 Quiet Possession. Upon payment by Tenant of the Rent due hereunder, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, always subject, however, to the terms and conditions of this Lease.
     24. MISCELLANEOUS.
     24.1 Definition of Landlord. For purposes of this Lease, Landlord shall mean Landlord named above, except that in the event of any sale or other transfer of the Property or the Building, the seller or transferor (and the beneficiaries of any selling or transferring land trust) shall be and hereby is and are entirely freed and relieved of all agreements, covenants and obligations of the Landlord hereunder accruing from and after the effective date of such transfer, and without further agreement between the parties and the purchaser or transferee on any sale or transfer, such purchaser or transferee shall be deemed and held to have assumed and agreed to carry out any and all agreements, covenants and obligations of the Landlord hereunder accruing from and after the effective date of such sale or transfer.
     24.2 Real Estate Brokers. Tenant represents that Tenant has dealt with no broker in connection with this Lease other than the Broker, and that insofar as Tenant knows, no other broker or finder negotiated this Lease or is entitled to any fee or commission in connection herewith. Tenant agrees to indemnify, defend and hold the Landlord Parties free and harmless from and against all claims for broker’s commissions or finder’s fees by any person claiming to have represented or procured, or to have been engaged by, Tenant in connection with this transaction other than the Broker. Landlord represents that Landlord has dealt with no broker in connection with this Lease other than the Broker and that insofar as Landlord knows, no other broker or finder negotiated this Lease or is entitled to any fee or commission in connection herewith. Landlord agrees to indemnify, defend and hold Tenant free and harmless from and against all claims for broker’s commissions or finder’s fees by any person claiming to have represented or to have been engaged by Landlord in connection with this transaction.
     24.3 Cumulative Remedies. All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.
     24.4 Grammatical Interpretation. The word “Tenant” wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.
     24.5 Successors and Assigns. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any Transfer contrary to the provisions of Section 11 hereof.
     24.6 No Oral Modifications. All of the agreements, representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authorization signed by Landlord.
     24.7 Irrevocable Offer; No Option. In consideration of Landlord’s administrative expense in considering this Lease, Tenant’s submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant’s irrevocable offer to continue for twenty (20) days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant’s offer, whichever shall first occur. If within said 20-day period Landlord shall neither return this Lease duly executed by Landlord nor so advise Tenant of Landlord’s rejection of Tenant’s offer, then Tenant shall be free to revoke its offer. Although Tenant’s execution of this Lease shall be deemed an irrevocable offer by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.
     24.8 No Air Rights. No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
     24.9 [Intentionally omitted].

     24.10 Landlord’s Title. Landlord’s title to the Property is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord to the Property.
     24.11 Recording Prohibited. Neither this Lease, nor any memorandum, affidavit or other writing with respect hereto, shall be recorded in any public record by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.
     24.12 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party, to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of lessor and lessee.
     24.13 Limitation of Liability. Any claim against, or liability or obligation of, Landlord under this Lease or relating to the Premises or the Property shall be limited solely to and satisfied solely from the interest of Landlord in the Property, and none of the Landlord Parties (other than Landlord) shall be individually or personally liable for any claim arising out of this Lease or relating to the Premises or the Property. A deficit capital account of any partner in Landlord shall not be deemed an asset or property of Landlord.
     24.14 Excuse for Non-Performance. Except as expressly provided to the contrary in this Lease, this Lease and Tenant’s obligation to pay Rent hereunder and to perform all of Tenant’s covenants and agreements hereunder shall not be impaired or affected, and Landlord shall not be in default hereunder, if Landlord is unable to fulfill any of its obligations under this Lease because of any accident, governmental restriction, inability to obtain fuel or materials, strike or lockout (whether legal or illegal), act of God or other event, occurrence or circumstance beyond Landlord’s reasonable control (“Events of Force Majeure”).
     24.15 Riders and Exhibits. All exhibits and riders attached to this Lease are made a part hereof and are incorporated herein by reference.
     24.16 Authority. Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required (and has any required certificates, licenses, permits and other such items).
     24.17 Captions and Severability. The captions of the Sections and Subsections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular person or entity by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other person or entity, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such person or entity.
     25. PARKING. Tenant agrees not to utilize (and shall cause its agents, employees and invitees to not utilize) more than forty (40) parking spaces in the parking areas located on the Land (the

“Parking Areas”). Tenant agrees to comply with, and to cause its agents, employees and invitees to comply with, all rules and regulations which may from time to time be promulgated by Landlord with respect to use of the Parking Areas. Tenant shall be responsible for supervising the use of the Parking Areas by Tenant’s agents, employees and invitees in order to confirm compliance with the terms set forth in this Section 25. If Tenant is in default of its covenants and obligations set forth in this Section 25, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies under this Lease, to employ or engage one or more individuals to supervise the use of the Parking Areas by Tenant’s agents, employees and invitees in order to confirm compliance with the terms set forth in this Section 25, and Tenant shall reimburse Landlord for all costs incurred in connection therewith within ten (10) days after being billed therefor.
     26. ERISA. Tenant hereby represents and warrants that:
     26.1 Neither Tenant nor any of its “affiliates” (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (1984), as amended (“PTE 84-14”)) has, or during the immediately preceding year has exercised the authority to:
     (a) appoint or terminate Landlord as investment manager over assets of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) invested in, or sponsored by, Landlord; or
     (b) negotiate the terms of a management agreement (including renewals or modifications thereof) with Landlord on behalf of any such plan;
     26.2 Tenant is not “related” to Landlord (as determined under in Part V(h) of PTE 84- 14);
     26.3 Tenant has negotiated and determined the terms of this Lease at arm’s length, as such terms would be negotiated and determined by the Tenant with unrelated parties; and
     26.4 Tenant is not an “employee benefit plan” as defined in Section 3(3) of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plan.
     27. ATTORNEYS’ FEES. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Laws.
     28. AMERICANS WITH DISABILITIES ACT. The parties acknowledge that Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to here as the “ADA”) established requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Property depending on, among other things: (a) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (b) whether such requirements are “readily achievable”, and (c) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (x) Landlord shall be responsible for ADA Title III compliance on the common areas of the Property and in the Building common areas and in the common area lobby restrooms, if any, (y) Tenant shall be responsible for ADA Title III compliance in the Premises, and (z) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel”

requirements triggered by Alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.
[Signature Page to Follow]

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the date first above written.

TENANT

ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation

By:	/s/ Alex J. Lelli, Jr.
Its:	Senior Vice President
Growth & Development

LANDLORD

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	PDC Properties, Inc., its agent

By: /s/ Rex Davis
Its: Asset Manager

Exhibit A
Plan of the Premises
Exhibit A, Page 1

Exhibit B
Legal Description of the Land
LOT 1 IN WINDHAM LAKES RESUBDIVISION NO. 22 BEING A SUBDIVISION OF PART OF THE WEST HALF OF SECTION 29, TOWNSHIP 37 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED APRIL 17, 2001 AS DOCUMENT NO. R2001-43185, IN WILL COUNTY ILLINOIS.
Exhibit B, Page 1

Exhibit C
Form of Tenant Estoppel Certificate

Lease Date:	, 200___
Landlord:	The Prudential Insurance Company of America
Tenant:
Premises:	Unit No.
Rentable Area:	square feet
     The undersigned, being the Tenant under the above-described Lease hereby certifies to                                          (“Lender” or “Purchaser”) and Landlord as follows:
     1. The Lease requires monthly base rent installments of $                     each, commencing on                     , 20___. The Lease requires monthly installments of Tenant’s estimated share of operating expenses of $                     and of Tenant’s estimated share of taxes of $                    .
     2. Tenant has not prepaid, and will not prepay, any rent for more than one (1) month, and Tenant is paying rent under the Lease on a current basis with no offsets, credits, claims or setoffs. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, which are unexpired, except as disclosed herein.
     3. A security deposit in the amount of $                     is being held by Landlord, which amount is not subject to any setoff or reduction or to any increase for interest or other credit due to Tenant. The Lease                      is or                      is not (check applicable provision) guaranteed by a third party. If the Lease is guaranteed by a third party, the name of the guarantor is                     .

     4. The Lease is a valid lease and is in full force and effect. Attached hereto is a true and complete copy of the Lease and all amendments thereto and other agreements relating to the Lease and the rent payable thereunder, which documents represent the entire agreement between the parties.
     5. There is no existing default by Landlord, or to Tenant’s knowledge, by Tenant under the Lease, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an event of default by Landlord, or to Tenant’s knowledge, by Tenant, under the Lease. To the best of Tenant’s knowledge, no claim, controversy or dispute exists between Tenant and Landlord. As of the date hereof, Tenant is not asserting that the Lease is not fully enforceable by Landlord in accordance with its terms.
     6. The Lease provides for a primary term of                      (                    ) months, commencing on                     , 20___and ending on                     , 20___. The Lease contains an option for                      (                    ) additional terms of                      (                    ) years each upon the terms and conditions as set forth in the Lease. Tenant has not exercised any option or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the Lease. Tenant does not have any preferential right to lease or purchase all or any part of the property of which the Premises are a part (including any rights of first refusal or expansion options). The only interest of Tenant in the Property is that of a tenant pursuant to the terms of the Lease. Tenant hereby waives any option, right of first refusal or other right to purchase the Property or any portion thereof or interest therein that is contained in the Lease or any other document or agreement, if any.
Exhibit C, Page 1

     7. There are no actions, voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any state thereof.
     8. Tenant is entitled to no rent concessions under the Lease other than the following: .

     9. All construction, build-out, improvements, or alterations work to be completed to date by Landlord in the Premises under the Lease has been completed.
     10. Tenant has obtained or will obtain all necessary licenses and permits to carry on its business at the Premises prior to opening for business.
     11. Tenant has received no notice of any claim, litigation or proceeding, pending or threatened, against or relating to Tenant that would adversely affect Tenant’s ability to fulfill its obligations under the Lease or with respect to the Premises. Tenant has received no notice of, and has no knowledge of, any violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations, orders, decrees or directives relating to the use or condition of the Premises or Tenant’s operation thereon. Tenant has received no notice from any governmental body or agency or from any person or entity with respect to any actual or threatened taking of the Property or any portion thereof for any public or quasi-public purpose by the exercise of condemnation or eminent domain.
     12. Tenant has accepted, is in sole possession of and is occupying the Premises. Except as specified below, Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred or hypothecated its interest in the Lease or the Premises.
     This certification is made knowing that Landlord, [Lender]/[Purchaser] is relying upon the representations herein made.

TENANT
,
,	,
corporation

By:

Its:

Exhibit C, Page 2